Exhibit 99.1

Autobytel Makes Strategic Investment in Newly Formed AutoWeb
 to Help Launch Innovative, Targeted Pay-Per-Click Marketplace for Online Automotive Advertisers

Investment Positions Autobytel to Capture Larger Share of Online Automotive Revenue;
 Help Auto Manufacturers Reach Highly Targeted Car Buyers

Irvine, CA and Miami, FL – September 18, 2013 – Autobytel Inc. (Nasdaq:  ABTL), the company dedicated to helping automotive consumers and dealers connect online, today announced it has invested $2.5 million in cash to help build, launch and grow AutoWeb, Inc.'s pay-per-click (PPC), auction-driven automotive advertising marketplace, which is scheduled to go live in early 2014.  Autobytel has an option to invest an additional $2.5 million as AutoWeb grows.

As part of the agreement, AutoWeb has acquired the AutoWeb trademarks and domain name (www.AutoWeb.com) from Autobytel for $1.5 million in AutoWeb stock.  As a result of the initial investment, Autobytel now owns approximately 16% of AutoWeb.  Jeffrey Coats, President and Chief Executive Officer of Autobytel, has joined AutoWeb's Board of Directors.

Autobytel will become the first automotive publisher to benefit from AutoWeb's PPC platform, receiving a share of the revenue generated by click-throughs at Autobytel's websites.  Autobytel said it believes the arrangement could represent a significant revenue opportunity over the next several years.

AutoWeb's proprietary technology and unique PPC business model, which analyzes web traffic and adjusts advertiser costs accordingly based on traffic quality, sets it apart from standard pay-per-click models.  The business model behind this innovative marketplace helped its original creators, Matias de Tezanos, Julio Gonzalez-Arrivillaga and Jose Vargas, build and grow BrokersWeb Inc., an insurance-based PPC advertising marketplace, from $1.0 million to $55.0 million in revenue over a three-year period until it was acquired in 2011.  The group has worked closely together for nearly 15 years and has created, grown and sold several successful technology companies in the hospitality, online ad network and email marketing industries.  Combined revenue of the companies founded by the group totaled more than $300 million.

How the new AutoWeb will work:
•	AutoWeb attracts high-intent, high-volume, content-oriented automotive publishers to its network.
•	AutoWeb's platform helps publishers monetize traffic that has previously been under-monetized.
•
In-market car shoppers researching specific vehicle brands at publisher sites are presented with highly relevant display ads and benefit from an online experience that delivers the perfect vehicle to meet their needs.

•
Auto manufacturers benefit from gaining access to serious, in-market car buyers at the right price.  AutoWeb's platform enables manufacturers to fully optimize their ad campaigns in real time by model, zip code and demographics.

•	AutoWeb generates revenue for every click on the ads it delivers and shares a portion of that revenue with its publisher partners.
•
AutoWeb uses proprietary technology to evaluate traffic quality derived from the source and click-to-conversion data and adjusts advertiser costs accordingly to provide more clicks at the right price and quality.

6

"We believe our investment in AutoWeb will not only create substantial opportunities to deliver serious car buyers to our customers and a personalized online experience to consumers, but will also increase monetization of our website traffic," said Coats.  "The AutoWeb team has proven experience developing successful pay-per-click marketplaces.  As the auto industry continues to exceed growth expectations – August SAAR surpassed 16 million units – and automotive advertisers continue to transition to digital media, the timing is perfect for introducing a first-class product that will benefit all marketplace participants."

Strong and Growing Automotive Marketplace
The automotive market has now reached pre-recession levels, with August vehicle sales reaching 1.5 million units, a gain of 17% from August 2012.  In a recent automotive advertising outlook study, Borrell Associates, a leading research firm, noted that new car sales should grow more than 54% this year, up from 10.4 million in 2009.  At the same time, advertising spending is shifting from newspapers, television and radio, to online and mobile.  According to the study, by 2018, total online spend by auto manufacturers and dealers is anticipated to grow to more than $20.0 billion, up from $14.0 billion in 2013.

"Our goal is to create a new client-driven advertising platform never before available in the automotive industry, focused on significantly enhancing client ROI by reaching consumers with the highest purchase intent," said de Tezanos, Co-Founder and Chief Executive Officer of AutoWeb.  "The automotive industry requires advertising innovation and efficiency to capture the opportunities presented by the transition to online advertising, which now accounts for more than 20% of the total $33.0 billion spent on automotive advertising in 2013, according to Borrell.  We are honored to partner with Autobytel, the leader in helping manufacturers and dealers sell more cars.  We are confident that AutoWeb will quickly be established as the premier advertising solution for the growing automotive industry."

About Autobytel Inc.
Autobytel Inc., an online leader offering consumer leads and marketing resources to car dealers and manufacturers, and providing consumers with the information they need to purchase new and used cars, pioneered the automotive Internet when it launched its flagship website, www.autobytel.com, in 1995.  Autobytel continues to offer innovative products and services to help consumers buy, and auto dealers and manufacturers sell, more used and new cars.  Autobytel has helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and helped every major automaker market its brand online.  Through its flagship website, network of automotive sites and respected online affiliates, Autobytel continues its dedication to innovating the industry's highest quality Internet programs to provide consumers with a comprehensive and positive automotive research and purchasing experience, and auto dealers, dealer groups and auto manufacturers with some of the industry's most productive and cost-effective customer referral and marketing programs.

Investors and other interested parties can receive Autobytel news releases and invitations to special events by accessing the online registration form at Autobytel Investor Alerts.

About AutoWeb, Inc.
Founded in 2013 and based in Miami, AutoWeb is launching a premium pay-per-click (PPC), auction-driven marketing network for the automotive industry.  The company's PPC, ROI-driven marketplace allows its clients to effectively target high-intent online consumers, while allowing online automotive publishers to better monetize traffic.  For more information visit AutoWeb, Inc.

7

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements, including, but not limited to, comments with respect to the company's belief that the publishing arrangement could represent a significant revenue opportunity over the next several years, and the company's belief that the investment will create substantial opportunities to deliver serious car buyers to our customers and a personalized online experience to consumers and increase monetization of the company's website traffic, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are the ability to build, launch and grow the platform as anticipated, the acceptance of the new platform by customers, changes in communications technologies and consumer preferences, changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results, or financial condition of Autobytel and the market price of the company's stock.

Autobytel Inc. Media Relations
Splash Media
Jennifer Lange
949-916-4820
jlange@getsplashmedia.com
Autobytel Inc. Investor Relations
Curtis DeWalt
Chief Financial Officer
949-437-4694
curtisd@autobytel.com
PondelWilkinson Inc.
Roger Pondel/Laurie Berman
310-279-5980
investor@pondel.com
AutoWeb, Inc.
Jose Vargas
President
AutoWeb, Inc.
305-788-2981
jose@autoweb.com

# # #

8